UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Air Transport Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 11, 2010

Notice is hereby given that the 2010 annual meeting of the stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on May 11, 2010, at 11:00 a.m., local time, at the Boyd Cultural Arts Center/Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio 45177, for the following purposes:

1.	To elect three directors to the Board of Directors each for a term of three years.

2.

To re-approve the business criteria that may be utilized in establishing targets for the granting and vesting of performance-based awards under the Company’s Amended and Restated 2005 Long-Term Incentive Plan so as to qualify the compensation attributable to those awards as performance-based under Section 162(m) of the Internal Revenue Code.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2010.

4.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2009 Annual Report. We believe that this process allows us to provide our stockholders with the necessary information while reducing our costs and lessening the environmental impact of the annual meeting. The Notice contains instructions on how to access the Proxy Statement and Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.

The foregoing matters are described in more detail in the Proxy Statement that is available at http://www.proxyvote.com.

At the meeting, we will also report on the Company’s 2009 business results and other matters of interest to stockholders.

Only holders of record, as of the close of business on March 15, 2010, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne
Wilmington, Ohio	W. JOSEPH PAYNE
April 1, 2010	Secretary

YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY ALSO REQUEST A PAPER COPY OF THESE MATERIALS, WHICH WILL INCLUDE A PROXY CARD. THEN, YOU MAY VOTE BY FILLING IN, SIGNING AND RETURNING THE PROXY CARD IN THE PROVIDED ENVELOPE.

Financial Restatements	22
Tax and Accounting Implications	22
Deductibility of Executive Compensation	22
Accounting for Stock-Based Compensation	23
Compensation Committee Report	23
Summary Compensation Table	24
Grants of Plan-Based Awards Table	25
Outstanding Equity Awards at Fiscal Year-End Table	26
Vested Equity Awards at Fiscal Year-End Table	26
Pension Benefits Table	27
Potential Payments Upon Termination or Change in Control	27
Payments Made Upon Termination
Payments Made Upon Retirement	27
Payments Made Upon Disability	27
Payments Made Upon Death	28
Payments Upon Change In Control	28
Potential Payments Upon Termination or Change in Control Table	30
Compensation Committee Interlocks and Insider Participation	31

STOCK OWNERSHIP OF MANAGEMENT	32

PROPOSAL 2 – RE-APPROVAL OF THE BUSINESS CRITERIA UNDER THE AIR TRANSPORT SERVICES GROUP, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE COMPENSATION PLAN	33
Summary Description of the 2005 Plan	33
Purpose	33
Administration	33
Eligibility	34
Authorized Shares and Limits on Awards	34
Adjustments	34
Awards	34
Options	34
Stock Appreciation Rights	35
Restricted Stock	35
Restricted Stock Units	36
Other Stock Awards	36
Stock Units	36
Performance-Based Awards	36
Award Agreements	37
Effect of Termination of Services on Awards that are not Performance-Based	38
Death	38
Disability	38
Retirement	38
Voluntary Termination of Service	39
Involuntary Termination of Service Without Cause	39
Effect of Termination of Service on Performance-Based Awards	39
Voluntary or Involuntary Termination of Service	39
Termination of Service as a result of Death, Disability or Retirement	39
Other Events Resulting in the Forfeiture of Awards	40
Buyout of Awards	40
Merger, Consolidation or Similar Events	40
Amendment, Modification and Termination of Plan	41
U.S. Tax Consequences	41
Non-Qualified Stock Options	41
Incentive Stock Options	41

PROXY STATEMENT

AIR TRANSPORT SERVICES GROUP, INC.

145 Hunter Drive, Wilmington, Ohio 45177

ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the annual meeting of stockholders to be held at the Boyd Cultural Arts Center/Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio 45177, at 11:00 a.m., local time, on Tuesday, May 11, 2010, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.

The proxy materials, including this Proxy Statement, proxy card and the Company’s 2009 Annual Report, are being distributed and made available on or about April 1, 2010. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 1, 2010 to stockholders who owned common stock at the close of business on March 15, 2010. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

At the annual meeting, the holders of shares of common stock of the Company will (1) vote to elect three directors for terms of three years and until their successors have been elected and qualified, (2) consider and vote on a proposal to re-approve the business criteria that may be utilized in establishing targets for the granting and vesting of performance-based awards under the Company’s Amended and Restated 2005 Long-Term Incentive Plan so as to qualify the compensation attributable to those awards as performance-based under Section 162(m) of the Internal Revenue Code, (3) consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2010, and (4) transact such other business as may properly come before the meeting and any adjournments thereof.

On December 31, 2007, ABX Air, Inc. (“ABX Air”) reorganized its operations into a holding company structure (the “Reorganization”) whereby ABX Air became a direct, wholly-owned subsidiary of ATSG (formerly ABX Holdings, Inc.), and ATSG became the public reporting company. On that same date, ATSG acquired Cargo Holdings International, Inc. (“CHI”), which consisted of four principal operating subsidiaries, including Air Transport International, LLC (“ATI”), Capital Cargo International Airlines, Inc. (“CCIA”), Cargo Aircraft Management, Inc. (“CAM”) and LGSTX Services, Inc. (“LGSTX”). Throughout this Proxy Statement, when we refer to the Company in reference to activities that occurred prior to the Reorganization on December 31, 2007, we are referring to ABX Air, and when we refer to the Company in reference to activities that occurred after the Reorganization, we are referring to ATSG, except to the extent the context otherwise indicates. As a result of the Reorganization, the common stock of ATSG replaced the common stock of ABX Air.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares

Only holders of record as of the close of business on March 15, 2010, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. Each share of common stock is entitled to one vote at the meeting on all matters properly presented at the meeting. On March 15, 2010, there were 63,408,566 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

Voting Procedures

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy or voting instruction card to see which options are available to you and how to use them. The deadline for voting by telephone or over the Internet is 11:59 p.m. ET, on May 10, 2010. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a signed proxy form from the institution that holds their shares.

Vote Required

Proposal 1: Election of Directors. The three nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If a listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board of Directors at this time has no reason to anticipate that this will occur.

Proposal 2: Re-approval of Business Criteria under Long-Term Incentive Plan. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to re-approve the business criteria utilized in establishing targets for the granting and vesting of performance-based awards under the Company’s Amended and Restated 2005 Long-Term Incentive Plan so as to qualify the compensation attributable to those awards as performance-based under Section 162(m) of the Internal Revenue Code. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2010 fiscal year. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. Unless a stockholder provides specific instructions to withhold votes from a nominee for director, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the Board’s nominees for director. To the extent specific instructions are not given with respect to Proposals 2 and 3, the shares represented by the proxy will be voted FOR the proposal.

Shares Registered in the Name of a Broker

Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. A “broker non-vote” occurs when a stockholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the proposal. The proposal for the election of directors is not a discretionary item, so you must provide instructions to your broker in order to cast a vote on Proposal 1. We do not expect broker non-votes on Proposals 2 and 3.

Revocability

You may revoke your proxy in one of the following ways: by voting in person at the annual meeting, by giving written notice of revocation to the Secretary of the Company prior to the voting, or by giving a later dated proxy (including by means of a telephone or Internet vote) at any time before the voting.

Confidentiality

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c) in a contested proxy solicitation.

Proxy Solicitation

Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone, telegraph or mail only for use at the annual meeting. All solicitation costs will be borne by the Company. The Company has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $14,500, plus reimbursement for out-of-pocket expenses. The Company may also engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent firm that is not affiliated with the Company. The inspector of election will also be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials

If you share an address with another stockholder and we sent you a notice of an intent to send you a householded mailing, you may receive only one set of proxy materials (including our annual report to stockholders, 2009 Form 10-K, and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of documents now or in the future, you may write or call to request a separate copy of these materials from:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant

Telephone: (937) 366-2296

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of these materials.

Principal Stockholders

To the Company’s knowledge, as of March 15, 2010, the following stockholders owned more than 5% of the outstanding common stock of the Company:

Common Stock Ownership of Certain Beneficial Owners

Name	Number of Shares		Percentage of Common Stock Outstanding(4)
Red Mountain Capital Partners LLC	7,882,230	(1)	12.43%
Prescott Group Capital Management, LLC	7,112,892	(2)	11.22%
The Pabrai Investment Funds	5,517,678	(3)	08.70%

(1)

Based on the Schedule 13D, jointly filed with the SEC on November 20, 2006, as amended by Amendment No. 1 thereto jointly filed on September 24, 2007, Amendment No. 2 thereto jointly filed on February 7, 2008, Amendment No. 3 thereto jointly filed on December 3, 2008, Amendment No. 4 thereto jointly filed on January 6, 2009, Amendment No. 5 thereto jointly filed on February 3, 2009, Amendment No. 6 thereto jointly filed on May 26, 2009, and Amendment No. 7 thereto jointly filed on June 1, 2009, by (i) Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), (ii) Red Mountain Capital Partners II, L.P., a Delaware limited partnership (“RMCP II”), (iii) Red Mountain Capital Partners III, L.P., a Delaware limited partnership (“RMCP III”), (iv) RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), (v) Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), and (vi) Willem Mesdag, a natural person and citizen of the United States of America. According to this filing, the principal business of each of RMCP II and RMCP III is investment. Neither RMCP II nor RMCP III was formed for the specific purpose of investing in the securities of ATSG. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. The principal business of RMCP GP is investment. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. The principal business of RMCP LLC is investment. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. The principal business of RMCM is investment. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM (including Red Mountain). RMCP LLC, RMCP II, RMCP III and RMCP GP are sometimes collectively referred to herein as “Red Mountain.” Red Mountain, RMCM and Mr. Mesdag are sometimes collectively referred to herein as the “Reporting Persons.” The principal occupation of Mr. Mesdag is Managing Partner of Red Mountain. J. Christopher Teets (and his principal occupation) is Partner of Red Mountain. Mr. Teets, a director of the Company, does not control any Reporting Person. RMCP II beneficially owns, in the aggregate, 4,706,082 shares of common stock. RMCP II has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all such 4,706,082 shares of common stock. RMCP III beneficially owns, in the aggregate, 3,176,148 shares of common stock. RMCP III has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all such 3,176,148 shares. The common stock beneficially owned by RMCP II and RMCP III, when aggregated together, total 7,882,230 shares. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the common stock beneficially owned by RMCP II and RMCP III. Other than shares of common stock beneficially owned by RMCP II or RMCP III, none of the Reporting Persons or Mr. Teets may be deemed to beneficially own any shares of common stock. Each of RMCP LLC, RMCP II, RMCP III and RMCP GP affirms membership in a group with each other but disclaims membership in a group with RMCM or Mr. Mesdag. Each of RMCM and Mr. Mesdag disclaims membership in a group with any person. This stock ownership information was reported as of June 1, 2009.

(2)

Based on the Schedule 13G/A filed on February 12, 2010 with the SEC by Prescott Group Capital Management, LLC, an Oklahoma limited liability company (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership (“Prescott Small Cap II” and, together with Prescott Small Cap, the “Small Cap Funds”) and Mr. Phil Frohlich, the principal of Prescott Capital. The Small Cap Funds are general partners of Prescott Group Aggressive Small Cap Master Fund, G.P., an Oklahoma general partnership (“Prescott Master Fund”). Prescott Capital serves as the general partner of the Small Cap Funds and may direct the Small Cap Funds, the general partners of Prescott Master Fund, to direct the vote and disposition of the 7,112,892 shares of common stock held by the Master Fund. As the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of the 7,112,892 shares of common stock held by Prescott Master Fund. This stock ownership information was reported as of December 31, 2009.

(3)

Based on the Schedule 13G/A, filed February 17, 2009 with the Securities and Exchange Commission (“SEC”) by The Pabrai Investment Fund II, L.P., an Illinois limited partnership (“PIF2”), Pabrai Investment Fund 3, Ltd., a British Virgin Islands corporation (“PIF3”), The Pabrai Investment Fund IV, L.P., a Delaware limited partnership (“PIF4”), Dalal Street, LLC, a California limited liability company (“Dalal Street”), which is general partner of PIF2 and PIF4 and sole investment manager of PIF3, Harina Kapoor, and Mohnish Pabrai, sole shareholder and chief executive officer of Dalal Street and a shareholder and president of PIF3 (collectively, the “Reporting Persons”). According to this filing, by virtue of the relationships between and among (i) Dalal Street in its capacity as the general partner and investment manager of PIF2, PIF4 and PIF3, respectively, (ii) Mohnish Pabrai, in his capacity as sole shareholder and chief executive officer of Dalal Street and as president of PIF3 and (iii) the other Reporting Persons, each of the Reporting Persons may be deemed to be the beneficial owner of all or a portion of the Common Stock held by the other Reporting Persons. Because of the relationships described in the filing, the Reporting Persons may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Act, and as such, each member of the group would be deemed to beneficially own, in the aggregate, all the common stock held by members of the group. The Reporting Persons disclaim membership in a group and disclaim beneficial ownership of any of the Common Stock except as follows:

Reporting Person	Common Stock Beneficially Owned
The Pabrai Investment Fund II, L.P.	536,034
Pabrai Investment Fund 3, Ltd.	1,938,827
Pabrai Investment Fund IV, L.P.	2,840,000
Dalal Street, LLC	75,000
Harina Kapoor	4,101	*
Mohnish Pabrai	5,393,962	**

*	Includes 1 share held by the IRA FBO Harina Kapoor.
**

Includes (a) 4,100 shares held by Ms. Kapoor, (b) 1 share held by the IRA FBO Harina Kapoor, and (c) 2,400 shares held by the Dakshana Foundation, a 501(c)(3) organization controlled by Ms. Kapoor and Mr. Pabrai.

Dalal Street and Mohnish Pabrai, in his capacity as chief executive officer of Dalal Street, have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of the shares set forth opposite the name of each of PIF2, PIF4 and PIF3 in the table above. Dalal Street and Mohnish Pabrai disclaim beneficial ownership of any such shares except to the extent of their pecuniary interest therein, if any. Mohnish Pabrai and Harina Kapoor share the power to vote or to direct the vote and the power to dispose or to direct the disposition of 4,101 shares set forth opposite their names in the table above. Harina Kapoor, in her capacity as account holder, and Mohnish Pabrai, in his capacity as husband and advisor, have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of the shares held by the IRA FBO Harina Kapoor. Mohnish Pabrai disclaims beneficial ownership of any such Common Stock held by the IRA FBO Harina Kapoor except to the extent of his pecuniary interest therein, if any. This stock ownership information was reported as of December 31, 2008.

(4)	Based on 63,408,566 shares outstanding.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for no fewer than three and no more than nine directors, as determined from time to time by the Board. The Company’s Board currently consists of eight members, divided into three classes as follows:

Class I (three positions with terms expiring in 2013):

James E. Bushman

Randy D. Rademacher

Jeffrey A. Dominick

Class II (three positions with terms expiring in 2011):

James H. Carey

John D. Geary

J. Christoper Teets

Class III (two positions with terms expiring in 2012):

Jeffrey J. Vorholt

Joseph C. Hete

At the annual meeting, three persons will be elected to fill the Class I positions, to hold office until the annual meeting of stockholders in 2013 and until their respective successors have been elected and qualified as provided under the Company’s Bylaws (the “Bylaws”). Messrs. Bushman, Rademacher and Dominick are presently directors of the Company and have been nominated to continue as directors.

Nominees for Director—Class I (Terms to Expire in 2013)

James E. Bushman, age 65, Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., and the Chairman and Chief Executive Officer of Security Systems Equipment Corporation. He has served since 2005 as the Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., a privately held manufacturer of castings and precision sheet and plate metal fabrications, and previously from 1988 to 2005 as the President and Chief Executive Officer. He has also served as the Chairman and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. Mr. Bushman is also a Director of the Ohio National Fund, Inc. and The Dow Target Variable Fund, LLC, and was until recently a director of the Midland Company. He was the President of Carlisle Crane & Excavation, Inc., and the Executive Vice President of Carlisle Enterprises, from 1983 to 1988. Prior to that, Mr. Bushman was a CPA for Arthur Andersen & Co., where he served as a partner from 1977 to 1983, and as a manager from 1972 to 1977. He has been a Director of the Company since May 2004 and is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Bushman offers the Board of Directors considerable business leadership experience and has a strong financial background which aids the Board and both of the committees on which he serves.

Randy D. Rademacher, age 53, Senior Vice President, Chief Financial Officer, of Reading Rock, Inc. He has served as the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products, since May 2008. Mr. Rademacher was formerly the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from July 2006 to May 2008, and the President of Dynus Corporation, a privately owned telecommunications company, from June 2005 to October 2005. He also served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher also held a number of other positions, including Senior Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993, Controller from 1986 to 1989, and Director of Corporate Finance from 1985 to 1986. Prior to that,

Mr. Rademacher was a CPA for Arthur Andersen & Co. from 1979 to 1985. He has been a director of the Company since December 2006 and is the Chairman of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Rademacher has substantial experience and expertise in the transportation industry from his service at Comair Holdings LLC. He is able to offer valuable insight on financial matters because of his work experience and accounting background.

Jeffrey A. Dominick, age 45, Partner of MassMutual Capital Partners. He has been a partner with MassMutual Capital Partners, a private equity investment subsidiary of MassMutual Financial Group, since its founding in 2006. Mr. Dominick formerly worked in debt and equity financing for Babson Capital Management, the asset management subsidiary for MassMutual Financial Group. Before joining MassMutual Financial Group in 2002, he spent 13 years in leveraged and corporate finance for Deutche Bank Securities and The Chase Manhattan Bank N.A. While at Babson, Mr. Dominick specialized in investing in airline and aircraft related transactions, with a focus as well in the transportation and logistics industries. In conjunction with the acquisition of Cargo Holdings International, Inc. (“CHI”) on December 31, 2007, the Company agreed to nominate for election to the Board a candidate selected by the significant shareholders of CHI. Per this agreement, Mr. Dominick would have been nominated for election at the Company’s 2008 annual meeting of stockholders; however, due to an existing vacancy, the Board chose to appoint Mr. Dominick prior to the meeting. He has been a director of the Company since February 2008 and is a member of the Nominating and Governance Committee and the Audit Committee. Mr. Dominick possesses specialized knowledge about the transportation industry and experience with financing and credit arrangements involving the airline industry.

Continuing Directors—Not Standing for Election This Year

Class II (Terms to Expire in 2011)

James H. Carey, age 77, Executive Vice President (Retired) of the Chase Manhattan Bank. Mr. Carey served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey was until recently a Director, the Chair of the Audit Committee, and a member of the Compensation Committee and the Nominating Committee of The Midland Company, a provider of specialty insurance products. He was a director of Airborne, Inc. from 1978 to August 2003, and was a member of its Compensation Committee and Finance Committee. Mr. Carey has been the Chairman of the Board of the Company since May 2004, and has been a Director since August 2003. He is also a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Carey has played a critical role in the oversight of the work of management in the conduct of the Company’s business since his appointment as Chairman of the Board. This experience, coupled with his considerable financial acumen, provides him with an enhanced understanding of the challenges and opportunities facing the Company.

John D. Geary, age 83, President and Chief Executive Officer (Retired) of Midland Enterprises, Inc. Mr. Geary served as President and Chief Executive Officer, and also as a Director, of Midland Enterprises, Inc., an inland marine transportation company, comprised of barge lines, shipyards and cargo loading terminals, from 1974 to 1988. He also served for 20 years on the Board of Directors of Fifth Third Bank, in Cincinnati, Ohio. Mr. Geary has been a Director of the Company since January 2004, and is a member of the Nominating and Governance Committee and the Compensation Committee. Mr. Geary’s extensive experience in the shipping industry has greatly assisted the Board of Directors in its oversight of management’s operation of the Company.

J. Christopher Teets, age 37, Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Encore Capital Group, Inc., since May 2007 and as a director of Affirmative

Insurance Holdings, Inc., since August 2008. Red Mountain owns approximately 6.3 million common shares of the Company, or approximately 10% of the Company’s 63.2 million shares outstanding. Red Mountain has been advising the management of the Company on strategic direction since February 2008, subject to a confidentiality and standstill agreement under which Red Mountain was granted access to proprietary information of the Company in exchange for its commitment to adhere to certain conditions, including a limit on its investment in the Company. That agreement expired at the end of 2008. The Company and Red Mountain have signed a new agreement that will remain in effect during Mr. Teets’ tenure as a board member of the Company. He has been a Director of the Company since February 19, 2009 and is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Teets strong educational foundation and significant business experience help the Board of Directors better understand the financial needs and challenges facing the Company.

Class III (Terms to Expire in 2012)

Jeffrey J. Vorholt, age 57, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt served as Director and Chairman of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software, from 2002 until its acquisition by Infor Global Solutions of Alpharetta, Georgia in 2009. Mr. Vorholt has been a Director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Vorholt has over thirty years of experience in accounting and financial management, and his knowledge and experience in that field make him a valuable asset to the Board of Directors, particularly through his service on the Audit Committee.

Joseph C. Hete, age 55, President and Chief Executive Officer of ATSG since October 2007 and Chief Executive Officer of ABX Air, Inc. since August 2003. He was the President of ABX Air, Inc. from January 2000 to February 2008 and the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003. From 1997 until January 2000, he held the position of Senior Vice President and Chief Operating Officer of ABX Air, Inc. Mr. Hete served as Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997, and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980. Mr. Hete has detailed knowledge of the day-to-day operations of the Company through his role as Chief Executive Officer. He is able to keep the Board of Directors informed on the current state of the Company by serving as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors held 11 meetings during 2009 and each director attended at least 91% of the meetings of the Board and 80% of the meetings of the committees on which he was a member. Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2009 annual meeting, except for Mr. Carey, who was unable to travel for health reasons.

Independence

The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President and Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the SEC, NASDAQ and the

Certificate of Incorporation, as currently in effect. In considering the independence of Mr. Teets, the Board considered the fact that he is a partner of Red Mountain Capital Partners, LLC, the owner of 12.43% of the Company’s outstanding shares, and concluded that his relationship with Red Mountain Capital Partners, LLC does not impact his independence as a director of the Company.

Director Compensation

The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board of Directors for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Towers Watson, a national compensation consulting firm. The evaluation considers the compensation arrangements for the directors of similar companies. Like the executive officers, the directors are also subject to minimum stock ownership requirements. Each director is required to own stock and/or restricted stock units equal to a multiple of his annual retainer within a specified time period after his election to the Board.

Cash Compensation

During 2009, non-employee directors received an annual fee of $30,000, plus $1,500 for each board and committee meeting attended. In addition, the Chairman of the Board received an annual fee of $60,000, the Chairman of the Audit Committee received an annual fee of $15,000, and the respective Chairman of the Compensation Committee and the Nominating and Governance Committee each received an annual fee of $4,000.

Long-Term Incentive Compensation

The long-term incentive compensation awards for the non-employee directors are comprised solely of restricted stock units. Since the approval of the Company’s Long-Term Incentive Plan at the Annual Stockholders’ Meeting in 2005, the Board has granted restricted stock unit awards to the Company’s non-employee directors on an annual basis under the terms of the Plan. The size of the grants are determined by the Board and are based on the Company’s performance during the prior year and a periodic evaluation of the compensation arrangements of other companies prepared by Towers Watson, a national compensation consulting firm, retained by the Compensation Committee.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended 2009.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
James H. Carey	$100,500	$12,648	$113,148
James E. Bushman	66,348	12,648	78,648
Jeffrey A. Dominick	55,839	12,648	65,148
John D. Geary	52,734	12,648	65,148
Randy D. Rademacher	57,000	12,648	69,613
J. Christopher Teets	63,551	12,648	66,815
Jeffrey J. Vorholt	70,018	12,648	80,898

(1)

Joseph C. Hete, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company and therefore receives no compensation for his services as a Director.

(2)

Each director was awarded 13,600 restricted stock units. The restricted stock units are being reported in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in Note O to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2009.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each committee consists exclusively of non-employee directors.

Audit Committee

The Company has a separately designated standing Audit Committee. The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, James E. Bushman, Jeffrey A. Dominick and Randy D. Rademacher. J. Christopher Teets served on the Audit Committee until February 26, 2010 and participated in the relevant review and discussions for the Audit Committee Report. Jeffrey J. Vorholt has been the Chair of the Audit Committee since January 29, 2004. The Board has determined that Jeffrey J. Vorholt is an “audit committee financial expert” as defined in the rules under the Securities Exchange Act of 1934, as amended and that he is independent.

The Audit Committee is generally charged with the appointment, compensation, retention, evaluation, and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; and approving and monitoring the Company and its subsidiaries’ compliance with its codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Chair of the Audit Committee receives communications directed to non-management directors as described below under “Communications with the Board.” The Committee met 9 times during 2009 and each member was present for at least 89% of the meetings.

The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in February 2009. The charter of the Audit Committee is available through our Internet website at http://www.atsginc.com.

The Audit Committee has furnished the following report.

Audit Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009 with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as currently amended. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm matters relating to such firm’s independence.

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

Jeffrey J. Vorholt, Chair

James E. Bushman

Jeffrey A. Dominick

Randy D. Rademacher

Compensation Committee

The Compensation Committee is currently composed of James E. Bushman, Chair, James H. Carey, John D. Geary, J. Christopher Teets and Jeffrey J. Vorholt. J. Christopher Teets joined the Compensation Committee on February 26, 2010. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and considering and approving the compensation arrangements for the other executive officers of the Company and its subsidiaries. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the performance target goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee met 5 times during 2009, and each member was present for at least 80% of the meetings.

The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in February 2010. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of Randy D. Rademacher, Chair, James H. Carey, Jeffrey A. Dominick, John D. Geary and J. Christopher Teets. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee met 4 times during 2009, and all of the members were present for every meeting.

The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2009. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Consideration of Nominees for Director

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria that will be used in connection with evaluating and selecting new directors will include the criteria set forth in the Company’s Corporate Governance Guidelines and in the Certificate of Incorporation. While these materials do not contain a formal diversity policy, the Corporate Governance Guidelines seek to ensure that candidates can work constructively with people holding diverse viewpoints and can tolerate opposing views. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ Marketplace rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation, and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the “Code of Conduct for Conducting Business.”

Evaluation of Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider, for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Director Nominations by Stockholders

The Bylaws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board. Stockholder nominations to the Board of Directors for the Annual Stockholders’ Meeting for 2011 must be forwarded to the Chairman of the Nominating and Governance Committee c/o Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less that 90 days nor more than 120 days prior to the anniversary of the annual stockholders’ meeting for 2010 (May 11, 2010); provided, however, that in the event the date of the annual stockholders’ meeting for 2011 is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the

90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Corporate Governance Guidelines

The Company adopted a set of Corporate Governance Guidelines in February 2005 to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

Code of Ethics for the CEO and CFO

The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at http://www.atsginc.com.

Code of Conduct for Conducting Business

The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment or discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at http://www.atsginc.com.

Related Person Transactions

ATSG does not have any related person transactions as defined by Regulation S-K Item 404(a). If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate. This policy is set forth in the Audit Committee Charter.

Executive Sessions

The independent directors of the Company meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to non-management members of the Board will be forwarded to the Chair of the Audit Committee. The Chair of the Audit Committee will deliver a summary of such correspondence to the full Board if he deems it appropriate at its next regularly scheduled meeting. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Leadership Structure

James H. Carey has served as Chairman of the Board of Directors since May 2004. The Board is aware that one of its responsibilities is to oversee Company management and make performance, risk and compensation related decisions regarding management. In order to appropriately balance the Board’s focus on strategic development with its management oversight responsibilities, the Board of Directors requires that the Chairman of the Board be a non-management, independent director. The Chairman of the Board manages the Board’s affairs, including organization, functional effectiveness, and fulfilling the Board’s responsibilities. The Chief Executive Officer is involved in this process by updating the Chairman of the Board and the Board in its entirety regarding the day-to-day management of the Company. While the Company has established separate roles for the Chairman of the Board and Chief Executive Officer, they both play a vital role in the management of the Company and must work closely in order to maximize the Company’s potential.

Our Corporate Governance Guidelines provide that (i) a majority of the directors of the Company shall be “independent directors” as that term is defined in the Corporate Governance Rules of the NASDAQ Global Market, Inc., (ii) the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company, and (iii) the Chairman of the Board should be a non-management, independent director.

As described above under “Independence,” seven of our eight directors are independent. In addition, all of the directors on each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors and each of these committees is led by a committee chair. The independent directors meet in executive session (with no management directors or management present) on a regular basis (typically at the time of each quarterly board meeting) and upon the request of one or more independent directors.

We have employed this leadership structure since becoming publicly traded in August 2003. We believe that having a separate Chairman and Chief Executive Officer, a board with a majority of independent directors who regularly meet in executive session, and independent chairs for the Board’s Audit, Compensation, and Nominating and Governance committee, provides the Board with the best form of leadership for ensuring that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.

Board Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Audit Committee. The Audit Committee discusses risk assessment and risk management policies with management, internal auditors, and the independent auditors. This includes the oversight of the Company’s corporate compliance program, as well as the internal audit function.

The Company’s Senior Vice President, Corporate General Counsel and Secretary, reports directly to the Chief Executive Officer, providing him with visibility to the Company’s risk profile. The Board of Directors believes that the work undertaken by the Audit Committee enables the Board of Directors to effectively oversee the Company’s risk management function.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2009, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Chief Executive Officer’s Role in the Compensation Decision Process

The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the executive officers’, including the named executive officers’, base salaries and the portion of such individuals’ incentive compensation that is tied to the accomplishment of individual goals. In making his recommendations, the Chief Executive Officer utilizes the peer group analysis described below and completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process with respect to his own compensation.

Establishing Compensation Levels

The Compensation Committee typically meets during the first quarter of each year to establish the base salaries for each of the executive officers and to approve incentive awards for the previous year based upon previously established performance goals. All changes to base salaries are effective July 1 for the year in which they are set. Equity awards are granted to be effective after the Company issues its earnings release for the fourth quarter of the fiscal year. During its first quarter meeting, the Compensation Committee also typically establishes incentive goals for the current year based upon the Chief Executive Officer’s recommendations.

In May 2008, DHL, the Company’s largest customer, announced its intention to significantly restructure its U.S.-based operations. Since that time, DHL has significantly reduced the services that ABX Air is performing for DHL, which has resulted in ABX Air terminating approximately 8,700 of its employees. In February 2009, the Company instituted a pay freeze throughout the organization and subsequently froze ABX Air’s Retirement Income Plan, Supplemental Executive Retirement Plan and Non-Officer Benefit Protection Plan.

The Compensation Committee met in February 2009, and, in consultation with the Chief Executive Officer, determined to review the compensation and benefits arrangements for its executives and other employees throughout the Company in an effort to make the Company more cost competitive.

Compensation Consultant

In 2009, the Compensation Committee engaged Towers Watson (formerly Towers Perrin), a national compensation consulting firm, to conduct a competitive review of executive officer and senior management positions throughout the Company and its subsidiaries, including those held by the named executive officers. The Compensation Committee, in consultation with the Chief Executive Officer, utilized this assessment in evaluating the ongoing competitiveness of the Company’s compensation arrangements for 2009 and for the purpose of instituting salary adjustments in response to the significant changes that had occurred in the Company’s business and workforce in the wake of DHL’s restructuring of its U.S. operations and as a result of the acquisition of Cargo Holdings International, Inc.

The assessment prepared by Towers Watson includes both (i) transportation and general industry survey data for thirty-three executive officer and senior management positions within the Company and its subsidiaries, as available, and (ii) a proxy analysis of seventeen publicly-traded transportation industry competitors and regional airlines for four of the Company’s named executive officers (“peer group analysis”). The transportation and general industry survey data was based on surveys published by Towers Watson and Watson Wyatt, which data was adjusted to reflect ATSG’s revenue size. Neither ATSG nor Towers Watson created any specific peer groups from the survey data for benchmarking purposes. The companies utilized in the peer group analysis were:

•   AirTran Holdings, Inc.

•   Alaska Air Group, Inc.

•   Allegiant Travel Co.

•   Atlas Air Worldwide Holdings, Inc.

•   Dynamex, Inc.

•   ExpressJet Holdings, Inc.

•   Forward Air Corp.

•   Frontier Airlines Holdings, Inc.

•   Hawaiian Holdings, Inc.

• Hub Group, Inc. • JetBlue Airways Corp. • Mesa Air Group, Inc. • Pacer International, Inc. • Pinnacle Airlines Corp. • Republic Airways Holdings, Inc. • SkyWest, Inc. • US Airways Group, Inc.

Based upon this assessment, compensation guidelines were established for each of the executive officers, including the named executive officers, and senior management positions, providing data on the 25th, 50th (median) and 75th percentile pay levels in the competitive market. The Compensation Committee had identified the 50th (median) percentile as the targeted pay level.

The transportation and general industry survey data and the peer group analysis both constituted a material component of the Compensation Committee’s evaluation of the Company’s compensation arrangements for 2009 with respect to Messrs. Hete, Turner, Fox and Payne. The Compensation Committee utilized the transportation and general industry survey data in evaluating the Company’s compensation arrangements for 2009 with respect to Mr. Graber and the other executive officer and senior management positions, since the peer group analysis was limited to the four named executive officers set forth above.

Components of Executive Compensation for 2009

The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based, and valued by the Company’s executive. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash or short-term and long-term incentive compensation with competitive benchmarking described above.

Base Salary

The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary of the Chief Executive Officer and also the other named executive officers, although the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers sometime during February as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, like the Towers Watson analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer.

Notwithstanding the foregoing, in February of 2010, the Compensation Committee determined to maintain in effect at ABX the wage and salary freeze that was instituted throughout the organization in February 2009. Additionally, the CEO of ATSG declined a proposed increase in base salary for 2009 and had previously declined proposed increases in his base salary for 2006, 2007 and 2008. The base salaries for both the CEO of ATSG and the President of ABX Air were reduced at their request in December 2008.

The base salaries paid to the named executive officers in 2009 are set forth in the “Salary” column of the “Summary Compensation Table” below.

Short-Term Incentive Compensation

During 2009, the named executive officers had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “Executive Incentive Plan”). The bonus opportunity under the Executive Incentive Plan for the CEO of ATSG was based upon the achievement of incremental mark-up revenue earned under ABX Air’s ACMI Service Agreement and former Hub Services Agreement with DHL and the amount of pre-tax profit earned under the other business operations of the Company. Similarly, the bonus opportunities for ABX Air’s executives, including Mr. Graber, and certain other ATSG executives, including Messrs. Turner and Payne, were largely based on the achievement of incremental mark-up revenue earned under ABX Air’s commercial agreements with DHL. Further, a portion of the bonus opportunities for the executives at ATI and CCIA, were based on the level of service performance under their respective agreements with BAX Global. The bonus opportunities for still other ATSG executives, including Mr. Fox, and all of the executives at ATI, CCIA, CAM and LGSTX, were based in whole or part on the amount of pre-tax profit earned by those subsidiaries.

In 2009, the named executive officers were eligible to receive a bonus under the Executive Incentive Plan utilizing a non-discretionary formula which established a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of the goals described above. Once the extent of achievement for each goal had been determined, the applicable bonus based on that level of achievement could be determined. The minimum, target and maximum bonus potentials for the named executive officers included the following:

Named Executive Officer	Threshold	Target	Maximum
Joseph C. Hete	5% of base salary	70% of base salary	130% of base salary
Quint O. Turner	4% of base salary	60% of base salary	100% of base salary
John W. Graber	4% of base salary	60% of base salary	100% of base salary
W. Joseph Payne	4% of base salary	60% of base salary	100% of base salary
Peter F. Fox	4% of base salary	60% of base salary	100% of base salary

The amounts paid to the named executive officers under the Executive Incentive Plan for 2009 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below. Mr. Fox left the Company on June 30, 2009 and did not receive a bonus under the Executive Incentive Plan for 2009. The following table shows, for each of the named executive officers, other than Mr. Fox, the potential bonus amounts in for the achievement of each performance goal at threshold, target and maximum, as well as the actual bonus achieved for each goal under the Executive Incentive Plan for 2009:

	Component of 2009 Bonus	Potential Bonus Attainment			Actual 2009 Bonus
		Minimum	Target	Maximum
Joseph C. Hete
DHL Incremental Markup (ABX Air)	35.0%	$7,390	$103,463	$192,146	$192,146
Pre-Tax Profit: ABX Air’s Non-DHL Business	30.0%	$6,334	$88,683	$164,696	—
Pre-Tax Profit: Former CHI Entities	35.0%	$7,390	$103,463	$192,146	$110,705

Total					$302,851

Quint O. Turner
DHL Incremental Markup (ABX Air)	80.0%	$8,222	$123,323	$205,539	$205,539
Pre-Tax Profit: ABX Air’s Non-DHL Business	—	—	—	—	$29,598
Pre-Tax Profit: Former CHI Entities	20.0%	$2,055	$30,831	$51,385	—

Total					$235,156

John W. Graber
DHL Incremental Markup (ABX Air)	80.0%	$9,519	$142,782	$237,969	$237,969
Pre-Tax Profit: ABX Air’s Non-DHL Business	20.0%	$2,380	$35,695	$59,492	—
Pre-Tax Profit: Former CHI Entities	—	—	—	—	—

Total					$237,969

W. Joseph Payne
DHL Incremental Markup (ABX Air)	80.0%	$6,794	$101,908	$169,846	$169,846
Pre-Tax Profit: ABX Air’s Non-DHL Business	—	—	—	—	—
Pre-Tax Profit: Former CHI Entities	20.0%	$1,698	$25,477	$42,462	$24,458

Total					$194,304

In addition to the bonus amounts awarded under the Executive Incentive Plan for 2009, the Compensation Committee also approved a discretionary awards bonus pool, from which additional bonus amounts were paid to certain executive officers participating in the Executive Incentive Plan, including certain named executive officers, for their significant contributions to the Company during 2009. The Compensation Committee took into account the extraordinary efforts of the named executive officers in managing the business through the implementation by DHL of its U.S. restructuring plan and in securing a new business arrangement with DHL. The additional bonus amounts awarded to the named executive officers were as follows: Mr. Hete ($83,000), Mr. Turner ($45,000), Mr. Graber ($25,000) and Mr. Payne ($45,000). These amounts are also set forth in the “Bonus” column of the “Summary Compensation Table” below.

The Compensation Committee is currently developing an amendment to the Executive Incentive Plan for 2010, in conjunction with its review of future compensation and benefits practices for the Company’s executive officers, including the named executive officers, and senior management.

Long-Term Incentive Compensation

The long-term incentive compensation awards for the named executive officers are comprised of restricted stock awards and performance-based stock unit awards. At the Annual Stockholders’ Meeting in 2005, the stockholders approved an omnibus long-term incentive plan entitled the ABX Air, Inc. 2005 Long-Term Incentive Plan. The Plan was subsequently adopted by ATSG on December 31, 2008, in conjunction with the reorganization of the Company into a holding company structure and renamed the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards; to enable the Company to attract and retain the services of outstanding individuals; to encourage stock ownership in the Company; and to align the interests of management and directors with that of stockholders. The Plan authorizes a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity compensation.

Since the approval of the Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis under the terms of the Plan. The amount of the total long-term incentive grants to be received by each named executive officer is determined by multiplying the officer’s base salary by 100%, 75% and 50% for the Chief Executive Officer, Senior Vice Presidents and Vice Presidents, respectively. The restricted stock awards and performance-based stock unit awards are divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the stock price on the date of grant.

Restricted Stock Awards

Under the restricted stock award agreements, shares of stock were issued in the names of the employees, but will be held in escrow until they fully vest. The vesting period is approximately thirty-four months from the date of grant. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock will also be held in escrow and paid once they are fully vested. The restrictions will be removed and the stock distributed to the employees if they are actively employed at the end of the vesting period, but may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.

The Compensation Committee, in consultation with Towers Watson, determined to suspend the long-term incentive program in 2009, in view of the Company’s then depressed stock price. Notwithstanding the foregoing, the Compensation Committee determined to recognize the performance and extraordinary efforts of certain of the Named Executive Officers in managing the Company through the implementation by DHL of its U.S. restructuring plan by making a special one-time, grant of 50,000 shares to each of those individuals. The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2009, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.

Performance-Based Stock Unit Awards

Under the performance-based stock unit award agreements, the performance units will be converted to an equal number of common stock of the Company and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily thirty-six months. The performance-based stock units consist of two types—stock performance units and return-on-equity units. The agreements contain an equal number of stock performance units and return-on-equity units. The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Each award agreement contains the following chart, setting forth when the awards are earned or forfeited:

If, on December 31, , the Company’s stock performance is . . .	You will receive the following number of shares of Company stock . . .
In at least the 25th percentile of the NASDAQ Transportation Index (“threshold Stock Performance Unit level”)	#
In the 25th through 50th percentile of the NASDAQ Transportation Index (“target Stock Performance Unit level”)	#
In the 50th or higher percentile of the NASDAQ Transportation Index (“maximum Stock Performance Unit level”)	#

The return-on-equity units are based upon how the Company’s average return on equity during the performance period compares to the levels specified under the award agreements. Each award agreement contains the following chart, setting forth when the awards are earned or forfeited:

If, over the Performance Period, the Company’s average return on equity is . . .	You will receive the following number of shares of Company stock . . .
At least 15% but less than 20% (“threshold ROE Unit level”)	#
More than 20% but less than 25% (“target ROE Unit level”)	#
Equal to or greater than 25% (“maximum ROE Unit level”)	#

The performance-based stock units (both stock performance units and return-on-equity units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.

In light of the Compensation Committee’s determination to suspend the Committee’s long-term incentive program, no performance-based stock units were granted to the named executive officers in 2009.

Long-Term Incentive Compensation Grants for 2010

The Compensation Committee, in consultation with Towers Watson, has authorized the grant of awards for 2010 at the close of the market on the third full trading day after the issuance of the Company’s earnings for the year ended December 31, 2009. The grants will consist of both restricted stock and performance-based stock units as in prior years, except that (i) the Company will grant return-on-invested-capital units in lieu of the return-on-equity units described above; and (ii) the threshold payout level for the performance-based units will be increased from 50% to 70%. In addition, the Compensation Committee has determined that the grant of performance-based stock units in 2010 and in future years will be made using an assumed stock price of $3.00 per share whenever the stock price is trading below this amount on the date of grant, in order to ensure that share reserves are maintained under the Plan.

Stock Ownership Guidelines

To better align the interests of the executive officers, including the named executive officers, with the interests of stockholders, the Committee requires that certain executive officers maintain a minimum ownership interest in the Company. The amount of stock required to be owned and retained is based on the minimum number of shares totaling in value as of the date of grant or purchase (including restricted stock granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan), a multiple of the executive officer’s base salary, which multiple depends on the position held.

Company-Sponsored Retirement and Benefit Plans

Retirement Plans

ATSG and its subsidiaries maintain several retirement plans for their executive officers, including the named executive officers, and other employees that are not covered by a collective bargaining agreement. These plans are designed to help the Company retain and attract employees for key positions. These plans include (i) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan, (ii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan (except for ABX Air’s flight crewmembers, no contributions to this plan have been made since January 1, 2000), (iii) the ABX Air Capital Accumulation Plan, which is both a voluntary 401(k) salary deferral plan (the “CAP”) and a defined contribution 401(k) plan (the “CAP 5%”), (v) the Air Transport International 401(k) Plan, which is a voluntary 401(k) salary deferral plan (the “ATI 401(k)”), and (vi) the Capital Cargo International Airlines 401(k), which is a voluntary 401(k) salary deferral plan (the “CCIA 401(k)”).

The RIP is a floor offset pension plan that works in step with the PSP. Under the RIP, certain of the named executive officers and all other eligible full and part-time non-union employees of ATSG and ABX Air that have completed five continuous years of employment with ATSG and/or ABX Air earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement, on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was closed to new employees, hired on or after September 1, 2005, except for certain designated employees previously employed by DHL at their Northern Kentucky hub and employees that were rehired before January 1, 2006. In addition, the RIP was frozen on January 14, 2010. No years of service or average monthly compensation has been credited to the participants after January 14, 2010, in determining the benefit available under the RIP.

The CAP is a 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits. In addition, the CAP provides matching funds to participants based on the participant’s rate of deferral. The match is 35% of the first 6% of deferred pay (up to the IRS compensation limits). In addition, there is an opportunity for an incentive match of up to 25% of the first 6% of deferred pay (up to the IRS compensation limits). In 2009, the incentive match was 25%. All ABX Air and certain ATSG executives are eligible to participate in this plan.

All eligible full and part-time non-union employees of ATSG and ABX Air hired on and after September 1, 2005, including Mr. Graber, and such employees that were rehired on and after January 1, 2006, and who complete one year of service and work at least 1,000 hours during the year receive a company contribution to the ABX Air Capital Accumulation Plan (the “CAP 5%”), which is a defined contribution plan. Under the CAP 5%, employees that have completed three continuous years of employment with the company and worked at least 1,000 hours each year earn the right to receive benefits upon termination. Contributions are calculated as the product of 5% of eligible annual pay for each year of service, and the contributions are deposited in the 401(k) plan. In addition, all eligible full and part-time employees of ATSG and ABX Air whose benefits under the RIP were frozen on January 14, 2010, including Messrs. Hete, Turner and Payne, will be eligible for the 5% contribution.

The ATI 401(k) is a 401(k) plan that allows voluntary deferrals of up to 30% of an employee’s pay, subject to IRS income limits. In addition, the ATI 401(k) provides matching funds to participants based on the participant’s rate of deferral. The match is 75% on the first 5% of deferred pay (up to the IRS compensation limits).

The CCIA 401(k) is a 401(k) plan that allows voluntary deferrals of up to 89% of an employee’s pay, subject to IRS income limits. In addition, the CCIA 401(k) provides matching funds to participants based on the participant’s rate of deferral. The match is 25% on the first 4% of deferred pay (up to the IRS compensation limits).

In addition, all ABX Air executives and certain ATSG executives are also eligible to participate in the Company’s Supplemental Executive Retirement Plan (the “SERP”). The SERP is a non-qualified and unfunded plan that provides for benefits in excess of statutory limits. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) for 25 or more years of service, which benefit is reduced by 4% a year for each year of service less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the Company. The benefit is reduced by 6% a year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Benefits earned through the formula are offset by Social Security benefits and benefits from the RIP, PSP and 5% contribution.

On March 12, 2009, the Board of Directors approved freezing the SERP effective April 14, 2009. No further benefits are accrued after April 14, 2009. Years of service used to calculate the targeted benefit as well as FAEs were frozen as of April 14, 2009.

Benefit Plans

The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, AD&D, a voluntary 401(k) salary deferral plan and certain post-retirement benefits. The core benefit package is designed to assist the Company in retaining and attracting employees for key positions. The core benefit package for certain named executive officers and all of the employees of ABX Air also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain of its executive officers and all the executive officers of ABX Air, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under “Potential Payments Upon Termination or Change in Control” below.

Financial Restatements

Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements under the securities laws.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its evaluation, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Compensation Committee believes that all of the compensation earned in 2009 by the Company’s executive officers, including the named executive officers, will be deductible.

Accounting for Stock-Based Compensation

The Company began accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718(R), beginning with the initial grant of awards under the Company’s 2005 Long-Term Incentive Plan.

Compensation Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulations S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2009 annual meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, each as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee

James E. Bushman, Chairman

James H. Carey

John D. Geary

J. Christopher Teets

Jeffrey J. Vorholt

Summary Compensation Table

The following table sets forth the total compensation earned, including stock awards granted, by each of the named executive officers for the fiscal years ended December 31, 2009, December 31, 2008, and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Joseph C. Hete	2009	$422,298	$83,000	$46,500	$302,851	$124,814	$17,195	$996,658
President & Chief Executive Officer	2008	479,750	—	555,544	366,576	1,018,500	11,655	2,432,025
	2007	479,750	—	580,248	428,129	470,959	13,135	1,972,221

Quint O. Turner	2009	256,923	45,000	46,500	235,136	73,524	10,724	667,807
Chief Financial Officer	2008	251,923	—	212,449	227,250	336,459	8,442	1,036,523
	2007	238,539	—	202,678	186,060	22,088	9,744	659,109

John W. Graber	2009	297,462	25,000	46,500	237,969	17,728	9,845	634,504
President, ABX Air, Inc.	2008	331,923	—	281,892	286,782	11,500	8,775	920,872
	2007	150,000	—	—	117,000	—	4,859	271,859

W. Joseph Payne	2009	212,308	45,000	46,500	194,304	43,021	11,612	552,745
Senior VP Corp General Counsel & Secretary	2008	190,308	—	157,718	171,900	65,477	7,560	592,963
	2007	171,231	—	94,801	99,314	21,276	8,739	395,361

Peter F. Fox	2009	302,100	—	—	—	—	12,115	314,215
Chief Commercial Officer	2008	313,711	—	267,768	84,564	—	11,929	677,972
	2007	—	—	—	—	—	—	—

(1)	The amounts shown reflect the award of cash bonuses on March 15, 2010, which awards are described in further detail above under the heading “Short-Term Incentive Compensation.”
(2)

The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the Company’s 2005 Long-Term Incentive Plan. This amount assumes the performance-based stocks were computed based on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2008 would have been: Hete ($694,548), Turner ($265,606), Graber ($352,424), Payne ($197,181) and Fox ($334,766). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2007 would have been: Hete ($731,389), Turner ($255,471) and Payne ($119,495). There were no performance-based stock units granted in 2009. Assumptions used in the calculation of these amounts are included in Note O to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(3)

The amounts shown reflect the award of cash incentive compensation on March 15, 2010, March 14, 2009, February 21, 2008, under the Company’s Executive Incentive Compensation Plan. The Plan is described in further detail above under the heading “Short-Term Incentive Compensation.”

(4)

The amounts shown reflect the respective actuarial increases in the present value of the named executive officers’ benefits under the Retirement Income Plan and Supplemental Executive Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. As under the prior benefit formula, the new targeted 50% benefit is offset by the RIP (before the

PSP offset) or the actuarial equivalent of the CAP employer contribution and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on RP 2000 annuitant mortality projected to 2017 and 6% interest.

(5)

The amounts shown reflect the value of matching contributions allocated by the Company to each of the named executive officers pursuant to the 401(k) plan and the value attributable to benefits provided under the life insurance plan in which the named executive officer participates, as follows:

	401(k) Match			Value Attributable to Benefits Provided Under the Company’s Life Insurance Plan
	2009	2008	2007	2009	2008	2007
Joseph C. Hete	$8,244	$4,830	$6,309	$8,951	$6,825	$6,826
Quint O. Turner	7,905	4,830	6,309	2,819	3,612	3,435
John W. Graber	6,588	4,025	1,750	3,257	4,750	3,109
W. Joseph Payne	9,128	4,830	6,276	2,483	2,730	2,463
Peter F. Fox	5,295	2,300	—	6,820	9,629	—

Grants of Plan-Based Awards Table

The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Joseph C. Hete	5/14/09							50,000
	N/A	21,115	320,947	548,988

Quint O. Turner	5/14/09							50,000
	N/A	10,277	174,708	256,923

John W. Graber	5/14/09							50,000
	N/A	11,898	202,274	297,462

W. Joseph Payne	5/14/09							50,000
	N/A	8,492	144,369	212,308

Peter F. Fox	N/A	—	—	—

(1)

The amounts shown reflect the threshold, target and maximum payment levels under the Company’s Executive Incentive Compensation Plan. The Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the Plan. The awards were made on March 15, 2010 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)

The amounts shown reflect the threshold, target and maximum number of shares of Company stock that can be awarded to each of the named executive officers with respect to the grant of stock performance units and return-on-equity units made under the Company’s 2005 Long-Term Incentive Plan. No grants of stock performance units or return-on-equity units were made in 2009. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(3)

The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2009.

	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name		Restricted Stock	Return on Equity Units	Stock Performance Units	Restricted Stock	Return on Equity Units	Stock Performance Units
Joseph C. Hete	03/20/08	94,400	23,600	70,800	249,216	62,304	186,912
	05/14/09	50,000	—	—	132,000	—	—

Quint O. Turner	03/20/08	36,100	9,025	27,075	95,304	23,826	71,478
	05/14/09	50,000	—	—	132,000	—	—

John W. Graber	03/20/08	47,900	11,975	35,925	126,456	31,164	94,842
	05/14/09	50,000	—	—	132,000	—	—

W. Joseph Payne	03/20/08	26,800	6,700	20,100	70,752	17,688	53,064
	05/14/09	50,000	—	—	132,000	—	—

Peter F. Fox	03/20/08	—	11,375	22,750	—	30,030	60,060

(1)

The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2008 and 2009 under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2008 and 2009 will vest on December 31, 2010, and December 31, 2011, respectively.

(2)

The amounts in this column were calculated using a per share value of $2.64, the closing market price of our common stock on December 31, 2009, the last business day of the year. In addition, the amounts in this column assume that both the stock performance and return-on-equity units granted in fiscal years 2008 and 2009 will be paid out at the threshold level, based on the Company’s performance under the respective awards as of December 31, 2009.

Vested Equity Awards at Fiscal Year-End Table

The following table sets forth information about equity awards held by the named executive officers that vested on December 31, 2009.

	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
	Restricted Stock	Return on Equity Units	Stock Performance Units	Restricted Stock	Return on Equity Units	Stock Performance Units
Joseph C. Hete	35,500	—	8,875	$93,720	$—	$24,318
Quint O. Turner	12,400	—	3,100	32,736	—	8,494
John W. Graber	—	—	—	—	—	—
W. Joseph Payne	5,800	—	1,450	15,312	—	3,973
Peter F. Fox	—	—	—	—	—	—

(1)

The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2007 that vested on December 31, 2009, under the Company’s 2005 Long-Term Incentive Plan. The Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)

The amounts shown were calculated using a per share value of $2.64 for the restricted stock, which was the closing market price of our common stock on the date of issuance, December 31, 2009, and a per share value of $2.74 for the performance-based stock units, which was the closing market price of our common stock on the date of issuance, March 10, 2010.

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan and the Supplemental Executive Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Joseph C. Hete	Retirement Income Plan	29.3	474,243
	Supplemental Executive Retirement Plan	25.0	2,433,769

Quint O. Turner	Retirement Income Plan	21.6	283,217
	Supplemental Executive Retirement Plan	20.8	283,494

John W. Graber(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	1.8	—

W. Joseph Payne	Retirement Income Plan	14.7	204,901
	Supplemental Executive Retirement Plan	13.9	—

Peter F. Fox(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—

(1)	The Retirement Income Plan (“RIP”) and Supplemental Executive Retirement Plan (“SERP”) are described in further detail above under the heading, “Retirement Plans.”
(2)

The valuation method and assumptions used to calculate the amounts shown are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, and are based on the SERP in effect as of December 31, 2009.

(3)	Neither Mr. Graber nor Mr. Fox participate in the RIP, and Mr. Fox does not participate in the SERP.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Retirement

Certain executive officers of ATSG and ABX Air, including certain of the named executive officers, participated in the Company’s Retirement Income Plan and Supplemental Executive Retirement Plan in 2009. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive at the end of the performance period.

Payments Made Upon Disability

Under the terms of ATSG and ABX Air’s short-term disability plan, an executive officer would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning fifteen days from the date he first became disabled. Under the terms of ATI’s, CCIA’s, CAM’s and LGSTX’s short-term disability plans, an executive officer would be entitled to receive 60% of his annual base salary (up to a maximum of $1,385 per week) for a six-month period beginning 32 days from the date he first became disabled. In the event an executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the company’s long-term disability plan. Under ATSG’s and ABX Air’s long-term disability plan, the executive would be entitled to receive 66 2/3 % of his annual base salary (up to a maximum of $15,000 per month) during the period of disability. Under the terms of ATI’s, CCIA’s, CAM’s and LGSTX’s long-term disability plan, the executive would be entitled to receive 60% of his annual base salary (up to a maximum of $6,000 per month) during the period of disability. The payments would continue until the executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of such companies. Namely, the executive must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the executive must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the company’s pension plans, social security, workers compensation or via subrogation against a third party.

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive at the end of the performance period.

Payments Made Upon Death

In the event of the death of an executive officer of ATSG or ABX Air, his surviving spouse would receive those amounts that have accrued and vested under the RIP and SERP in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, both of which benefit plans are discussed above in this proxy statement, including under the headings “Summary Compensation Table” and “Pension Benefits.” In addition, the executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 1/2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1.5 million. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional 2 1/2 times the executive’s annual base salary, rounded up to the next $10,000, up to a maximum of $1.5 million over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional 2 times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit. In the event of the death of the death of an executive officer of ATI, CCIA, CAM or LGSTX, the executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1 million. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional $100,000 over and above the life insurance benefit.

In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive’s beneficiaries. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive’s beneficiaries at the end of the performance period.

Payments Upon Change In Control

The Company has entered into change-in-control agreements with certain of its executive officers, including certain of its named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.

A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than fifty percent (50%) ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any twelve (12) month period, of a thirty percent (30%) or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any twelve (12) month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.

The agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the President and Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and increased benefits under his employer’s supplemental executive retirement plan. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction, by his employer, in his salary, authority, duties or responsibilities or a material change in the geographic location of his employment.

In the event of a change in control, the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the [threshold level] or any higher level actually achieved as of the date of the change in control (“Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.

Potential Payments Upon Termination or Change in Control Table

The table below shows potential payments to the named executive officers upon retirement, disability, death or termination upon a change in control of the Company and under the terms of an employment agreement with the Company. The amounts shown assume that a termination was effective as of December 31, 2009 and are estimates of the amounts that would be paid to the executives upon their termination in addition to the base salary and bonus earned by the executives during 2009 and any applicable pension amounts payable to the executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason Under an Employment Agreement or After a Change in Control ($)
Joseph C. Hete	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,050,000	—
	Restricted Stock(3)	—	381,216	381,216	381,216
	Performance-Based Stock Units(4)	—	23,430	23,430	23,430
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	5,332,460
	Health Care Continuation Coverage(6)	—	—	—	74,513

Quint O. Turner	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	640,000	—
	Restricted Stock(3)	—	227,304	227,304	227,304
	Performance-Based Stock Units(4)	—	8,184	8,184	8,184
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,640,829
	Health Care Continuation Coverage(6)	—	—	—	74,513

John W. Graber	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	730,000	—
	Restricted Stock(3)	—	258,456	258,456	258,456
	Performance-Based Stock Units(4)	—	—	—	—
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,120,861
	Health Care Continuation Coverage(6)	—	—	—	74,513

W. Joseph Payne	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	550,000	—
	Restricted Stock(3)	—	202,752	202,752	202,752
	Performance-Based Stock Units(4)	—	3,828	3,828	3,828
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,108,124
	Health Care Continuation Coverage(6)	—	—	—	74,513

Peter F. Fox	Long-Term Disability Payments(1)	—	—	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	—	—
	Restricted Stock(3)
	Performance-Based Stock Units(4)	—	—	—	—
	Health Care Continuation Coverage(6)	—	—	—	—

(1)

This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of Messrs. Hete, Turner, Graber and Payne would constitute 50% of their base salary (up to a maximum of $1,000 per week). Mr. Fox retired as of June 30, 2009.

(2)

This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Hete ($2,100,000), Turner ($1,280,000), Graber ($1,460,000) and Payne ($1,100,000. Further, the following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Hete ($2,600,000), Turner ($1,780,000), Graber ($1,960,000) and Payne ($1,540,000).

(3)

The amounts in this column were calculated using a per share value of $2.64, the closing market price of our common stock on December 31, 2009, the last business day of the year. No executives were eligible for early retirement as of December 31, 2009.

(4)

The amounts in this column were calculated using a per share value of $2.64, the closing market price of our common stock on December 31, 2009, the last business day of the year. In addition, the stock performance units were valued at the target amount and the return-on-equity units were valued at the threshold amount for the performance-based stock units awarded in 2007 and at the threshold amount for both the stock performance units and return-on-equity units awarded in 2008 and 2009. Mr. Hete was eligible for early retirement as of December 31, 2009.

(5)

This amount constitutes, in the case of Messrs. Hete, Turner, Graber and Payne, the equivalent of two years’ (three years’ in the case of Mr. Hete) salary and bonus as well as the cash value of the retirement benefits that the executive would have received under the terms of their respective change-in-control agreements with the Company.

(6)

This amount reflects the value of COBRA continuation coverage for the 4-year term of the change-in-control agreement and is merely intended as an estimate. Under the change-in-control agreement, the Company will pay the executive officer’s health insurance premiums, provided that the executive has elected COBRA continuation coverage, for the remaining term of the agreement, and at the end of such continuation coverage period shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers of the Company and its subsidiaries (the “named executive officers”) at March 23, 2010 and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Directors(3)
James E. Bushman	101,000	*
James H. Carey	60,913	*
Jeffrey A. Dominick	—	*
John D. Geary	13,000	*
Randy D. Rademacher	25,000	*
J. Christopher Teets(4)	—	*
Jeffrey J. Vorholt	69,950	*

Named Executive Officers(5)
Joseph C. Hete, President and Chief Executive Officer(6)	580,186	*
Quint O. Turner, Chief Financial Officer	187,629	*
John W. Graber, President, ABX Air, Inc.	292,900	*
W. Joseph Payne, Senior Vice President, Corporate General Counsel & Secretary	104,682	*
Peter F. Fox, Chief Commercial Officer(7)	240,628	*
All Directors and Executive Officers as a Group (12 Persons)	1,675,888	2.6%

*	Less than 1% of common stock outstanding.
(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.
(2)	Based on 63,408,566 shares outstanding (which includes 597,600 shares of restricted stock).
(3)

The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts: Messrs. Bushman (45,600), Carey (45,600), Dominick (27,200), Geary (45,600), Rademacher (33,200), Teets (13,600) and Vorholt (45,600).

(4)

The information for Mr. Teets does not include shares held by Red Mountain (as defined in footnote 2 on page 4 of this Proxy Statement). Mr. Teets, a partner of Red Mountain, disclaims beneficial ownership of the shares of the Company owned by Red Mountain.

(5)	These amounts include the restricted shares held by Messrs. Hete (144,400), Turner (86,100), Graber (97,900) and Payne (76,800), as to which the holder has sole voting and investment power.
(6)	Mr. Hete also serves as a director.
(7)	This includes 97,564 shares of stock that are indirectly owned by Mr. Fox through Minnesota Fox II, LLC.

PROPOSAL 2

RE-APPROVAL OF THE BUSINESS CRITERIA UNDER THE AIR TRANSPORT SERVICES GROUP, INC. AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

We are asking the Company’s stockholders to re-approve the material terms of the business criteria that may apply to awards under the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”) for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to preserve the Company’s ability to take a federal tax deduction for certain compensation awards. The Board is not amending or altering nor seeking stockholder approval to amend or alter the 2005 Plan.

The 2005 Plan was originally approved by stockholders in 2005 as the ABX Air, Inc. 2005 Long-Term Incentive Plan. The 2005 Plan was subsequently adopted by ATSG on December 31, 2008, in conjunction with the reorganization of the Company into a holding company structure and renamed the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

Section 162(m) provides that a public company may not take a federal income tax deduction for certain compensation in excess of $1,000,000 paid to its executive officers in a year, except that certain qualifying “performance-based” compensation within the meaning of Section 162(m) is not subject to the deductibility limitation. Under the 2005 Plan, restricted stock, restricted stock units, and stock units granted under Section 10 of the 2005 Plan may be designed to satisfy the requirements for qualified performance-based compensation under Section 162(m) and, thus, will not be subject to the deductibility limitations of Section 162(m).

Section 162(m) generally requires that stockholders re-approve the performance-based award provisions of the 2005 Plan every five years or performance-based awards may not continue to be granted under the plan. Stockholders last approved the 2005 Plan at the Company’s 2005 annual meeting of stockholders. Stockholders are being asked to re-approve the performance-based award feature of the 2005 Plan and the related business criteria (described under “Summary Description of the 2005 Plan—Performance-Based Awards” below) that may be referenced in granting performance-based awards so that performance-based awards may continue to be fully tax deductible for federal income tax purposes.

If stockholders do not approve the 2005 Plan proposal, no additional performance-based awards will be granted under the Plan, but the Company may continue to grant other types of awards authorized under the 2005 Plan that do not qualify as performance-based compensation under Section 162(m).

Summary Description of the 2005 Plan

Purpose

The purpose of the 2005 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward officers, key employees and other eligible persons through the grant of awards and incentives, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of our Common Stock.

Administration

The Compensation Committee administers all aspects of the 2005 Plan, except for awards made to non-employee directors. The amount and terms of all equity awards to non-employee directors will be determined by the full Board of Directors. When the term “Committee” is used in this discussion of the 2005 Plan in reference to grants to non-employee directors, it refers to the full Board of Directors.

Eligibility

The 2005 Plan permits the Committee to grant awards to any employee or non-employee director of the Company or any of its subsidiaries, although it is anticipated that only senior management and non-employee directors will be considered for awards. There are approximately forty members of senior management of the Company and its subsidiaries who would be eligible for an award under the 2005 Plan and a total of seven non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee.

Authorized Shares and Limits on Awards

The 2005 Plan authorizes the issuance of 6,000,000 shares of the Company’s common stock.

If shares subject to an award granted under the 2005 Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants.

The maximum number of shares with respect to which awards may be issued under the 2005 Plan to any individual during any calendar year cannot exceed 150,000.

The shares of common stock issued pursuant to the 2005 Plan may consist of authorized and unissued shares or treasury shares.

Adjustments

If there is a corporate transaction that affects the Company’s outstanding shares of common stock, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2005 Plan and to the individual limitations described in this discussion. The Committee will also make adjustments to outstanding awards previously granted under the 2005 Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

Awards

The 2005 Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights, restricted stock, restricted stock units, stock grants and stock units, each as defined in the 2005 Plan. Grants of restricted stock, restricted stock units and stock units may, as determined by the Committee, also be performance-based awards, as defined in the 2005 Plan.

Options

Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary of the Company and may not be issued to non-employee directors.

The price at which a share of common stock may be purchased under an option (the exercise price) will be determined by the Committee (the full Board in the case of an option granted to a non-employee director), but may not be less than the fair market value (as defined in the 2005 Plan) of a share of common stock on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Tax Code) stock of the Company possessing more than 10 percent of the voting power of the Company (a “10% holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a share of common stock on the date the option is granted.

The Committee may establish the term of each option, but no option may be exercised after 10 years from the grant date (5 years for incentive stock options if the participant is a 10% holder).

The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of common stock having a fair market value (determined on the date of grant) of more than $100,000 per participant.

The Committee may develop procedures for exercise of options, including tendering shares the participant already has owned for at least 6 months as partial or full payment of the exercise price.

As of the date of this Proxy Statement, the Company has not awarded any options to purchase shares of common stock under the 2005 Plan.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted either alone or with options. The exercise price of an SAR must be equal to or greater than the fair market value of the common stock on the date of grant (subject to later adjustment as described above under the heading “Adjustments”). A participant exercising an SAR receives an amount, payable in cash, shares or a combination of cash and shares as determined by the Committee, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised.

The 2005 Plan provides that SARs may be granted as freestanding awards or in tandem with an option. Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to shares of common stock for which the related option is exercisable, and expires when the related option expires or is exercised.

Restricted Stock

Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of shares of common stock that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock granted to employees will be held by the Company as escrow agent or be issued to the participant in the form of certificates bearing a legend describing the applicable restrictions. All restricted stock granted to non-employee directors will be held in escrow during the restricted period. Restricted stock will vest, with the associated restrictions on transfer lapsing, if at the end of the restriction period, pre-determined time-based or performance-based conditions have been met. Restricted stock granted to non-employee directors will be released from escrow and distributed as soon as practical after a director’s retirement from the Board, if all conditions have then been met.

Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, those shares will be resold to the Company for the amount originally paid), if all restrictions have not been met at the end of the restriction period. If restricted stock is held in escrow, it will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2005 Plan for future awards.

Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period, provided that dividends paid in shares of common stock will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were issued.

Restricted Stock Units

Restricted stock units may be issued to participants as determined by the Committee. Restricted stock units consist of notional shares of the Company that are issued to participants but which are subject to restrictions on transfer and the risk of forfeiture if pre-established conditions are not met during the restriction period. Restricted stock units may not be sold or otherwise transferred or hypothecated until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive dividends or to exercise voting rights in connection with the restricted stock units.

As soon as practical, but no later than 90 days, after all restrictions have then been met, in the case of employees, or after retirement from the Board, in the case of non-employee directors, the restricted stock units will be settled in shares of common stock, unless the award agreement specifies another form of settlement.

If the end of the restriction period or, in the case of non-employee directors, after retirement from the Board, the Committee determines that applicable conditions have not been met, the restricted stock units will be forfeited. The conditions under which restricted stock units vest, and the associated transfer restrictions lapse, may be time-based or performance-based.

Other Stock Awards

The Committee is authorized to grant awards of common stock to any participant as an incentive, bonus or in lieu of any retainer due to a director as it determines to be in the best interest of the Company and subject to such other terms and conditions as it deems appropriate.

Stock Units

The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one share of common stock. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the share of common stock underlying a stock unit. The dividend will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

Shares of common stock equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or partially in cash and partially in shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the shares of common stock that otherwise would have been distributed had the stock unit been settled in common stock.

Stock units may constitute performance-based awards as discussed below.

Performance-Based Awards

Any restricted stock, restricted stock units or stock units granted under the Plan may include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on one or more of the following factors:

•	Cash flow;
•	Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);
•	Earnings per share;
•	Growth in earnings or earnings per share;

•	Stock price;
•	Return on equity or average stockholders’ equity;
•	Total stockholder return;
•	Return on capital;
•	Return on stockholder equity;
•	Return on assets or net assets;
•	Return on investment;
•	Revenue;
•	Income or net income;
•	Operating income or net operating income;
•	Operating profit or net operating profit (whether before or after taxes);
•	Operating margin;
•	Return on operating revenue;
•	Market share;
•	Contract awards or backlog;
•	Overhead or other expense reduction;
•	Growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index;
•	Meeting customer cost and service standards;
•	Strategic plan development and implementation; and
•	Improvement in workforce diversity.

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any Company subsidiary, or any combination of segments, products or divisions of the Company or its subsidiaries. These criteria may be applied solely with regard to the Company or any subsidiary or relatively between the Company or any Company subsidiary and one or more unrelated entities.

Performance-based awards may be paid in cash, shares or a combination of both, depending on the type of the award and the award terms. If the Committee decides to grant performance-based awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. It will also decide the method for computing the award that will be issued or earned if (and to the extent that) those performance objectives are met.

Once performance objectives have been established, the Committee may not revise the objectives associated with a performance-based award or increase the amount of the award that may be paid or earned if those performance objectives are met. However, if provided for in the award agreement, the Committee may reduce or eliminate an award that may be paid or earned if the performance objectives are met.

Award Agreements

By accepting an award, a participant will have agreed to be bound by the terms of the 2005 Plan and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards that are not Performance-Based

Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted under the 2005 Plan that are not performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

Death

If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death:

•

All restricted stock, restricted stock units, freestanding SARs or stock units held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death.

Disability

If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of disability (as defined in the 2005 Plan):

•

All restricted stock, restricted stock units, freestanding SARs or stock units (whether or not then vested) held by the participant when employment or service terminates will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant when employment or service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or one year after termination of employment or board service, as the case may be.

Retirement

If a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of retirement:

•

All restricted stock, restricted stock units, freestanding SARs or stock units (whether or not then vested) held by the participant when employment or board service terminates will be settled as provided in the participant’s award agreement, and

•

All options and tandem SARs (whether or not then exercisable) held by the participant when employment or board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the expiration date for retirement specified in the participant’s award agreement. Any incentive stock option that is not exercised within three months of the participant’s retirement will be treated as a nonqualified option.

For purposes of the 2005 Plan, “retirement” is defined as follows:

•	In the case of a non-employee director, any departure from the board for any reason other than disability or death.

•

In the case of employees of the Company or any of its subsidiaries, any termination of employment that meets the definition of early or normal retirement under the Company’s tax-qualified defined benefit pension plan (of, if no such plan is then in effect, as defined in the tax-qualified defined benefit pension plan that the Company most recently maintained).

Voluntary Termination of Service

If a participant voluntarily terminates his or her employment before retirement:

•	All vested restricted stock, restricted stock units, freestanding SARs or stock units will be settled as provided in the participant’s award agreement,

•

All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment, and

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service without Cause

If the employment of a participant is terminated involuntarily without cause (as defined in the 2005 Plan),

•	All vested restricted stock, restricted stock units, freestanding SARs stock or stock units will be settled as provided in the participant’s award agreement, and

•

All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the normal expiration date of the award or three months after termination of employment. Any incentive stock option that is not exercised within three months of termination of service will be treated as a nonqualified option. All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service for Cause

All outstanding awards will be forfeited if a participant’s employment is terminated for cause, as of the date of termination of service.

Effect of Termination of Service on Performance-Based Awards

Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below), the following rules apply to all awards granted pursuant to the 2005 Plan that are performance-based awards as described above when a participant terminates service as an employee or non-employee director, as the case may be:

Voluntary or Involuntary Termination of Service

Unless termination of employment results from death, disability or retirement, a participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant’s employment is terminated involuntarily or such participant terminates his or her employment voluntarily.

Termination of Service as a result of Death, Disability or Retirement

If, before the end of the applicable performance period or periods, a participant dies, becomes disabled or retires and the Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been satisfied, the disabled or retired participant or the beneficiary of a deceased participant will receive a partial award (payable when all other participants with similar performance-based awards are paid) equal to:

•	The award that would have been paid to the participant at the end of the performance period during which he or she died, became disabled or retired multiplied by

•	The number of months between the beginning of the performance period and the date the participant died, became disabled or retired, and divided by

•	The number of months included in the original performance period.

Other Events Resulting in the Forfeiture of Awards

Awards granted pursuant to the 2005 Plan will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or non-employee director);

•	Without the consent of the Committee, the participant engages in activities described in the 2005 Plan that are in competition with the Company or its subsidiaries.

•	The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or its subsidiaries after having been requested to do so.

•	The participant deliberately engages in conduct that the Committee concludes harms the Company or any Company subsidiary.

Buyout of Awards

At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, restricted stock, restricted stock units and stock units by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to the participant the difference between the fair market value of each award to be cancelled and the exercise price of the award, if any. No payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock and restricted stock units, is subject to a restriction and not vested). Payment of the buy out price may be made in cash, shares or a combination of cash and shares as determined by the Committee in its sole discretion.

Merger, Consolidation or Similar Events

If the Company undergoes a Business Combination then upon the completion of the Business Combination:

•	all outstanding options and SARs will become fully exercisable (whether or not otherwise exercisable by their terms and whether or not any associated performance objectives have then been met).

•	All remaining restrictions on outstanding restricted stock and restricted stock units will lapse as of the date of the transaction.

•	All restrictions and conditions imposed on stock units or performance-based awards will lapse and all performance objectives imposed on performance-based awards will be deemed to have been met.

The amount paid to settle such stock units or performance-based awards will be determined as follows:

•

The value of the stock units, or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

•

The number of whole months between the beginning of the period over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

•

The period (expressed in months) over which time-based restrictions on stock units otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 Plan, a “Business Combination” includes:

•

With respect to any participant, any event that is defined as a “change in control” (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement.

•

A merger or consolidation of the Company or the exchange of Company stock for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control (as defined in the Tax Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction or series of related transactions the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of shares (other than dissenting stockholders).

•

With respect to the settlement, payment or exercise of any award that is subject to Section 409A of the Tax Code, a Business Combination must constitute a “change in control event” within the meaning of Section 409A of the Tax Code and the Treasury Regulations promulgated thereunder.

Amendment, Modification and Termination of Plan

The 2005 Plan became effective on March 18, 2005, the date it was approved by the Company’s Board of Directors and was approved by the Company’s stockholders at the 2005 annual meeting. The 2005 Plan remains in effect until March 18, 2015.

The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, or any successor rule or regulation, applicable requirements of the Tax Code or any securities exchange, market or other quotation system on which the Company’s securities are listed or traded. No amendment of the 2005 Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) cause the 2005 Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

U.S. Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to options that may be awarded under the 2005 Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2005 Plan.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

Incentive stock options are intended to qualify for special treatment available under Section 422 of the Tax Code. A participant who has been granted an incentive stock option will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s service terminates due to death or disability).

Sections 280G and 4999 of the Tax Code

Sections 280G and 4999 of the Tax Code impose penalties on “excess parachute payments.” A parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Tax Code) in connection with a change in control in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” An “excess parachute payment” is an amount equal to the excess of any parachute payments over 100% of the base amount.

Some participants in the 2005 Plan may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2005 Plan must be combined with other payments that participant is entitled to receive in connection with a change in control under other agreements or plans with the Company or any of its subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant must pay a 20% excise tax on all amounts in excess of 100% of the base amount. This tax is in addition to other federal, state and local income, wage and employment taxes. The Company may not deduct the amount of any excess parachute payment.

The 2005 Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2005 Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Plan also states that another approach will be taken if a 2005 Plan participant has another agreement with the Company or a Company subsidiary (such as an employment or a change in control agreement) that provides for a different approach.

Section 409A of the Tax Code

Section 409A of the Tax Code imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Tax Code. Section 409A of the Tax Code includes a broad definition of nonqualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the awards granted under the 2005 Plan comply with or be exempt from the requirements of Section 409A of the Tax Code and the Treasury Regulations promulgated thereunder.

Specific Benefits under the 2005 Plan

For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2009, see the “Executive Compensation—Grants of Plan-Based Awards Table” above. For information regarding past awards made under the 2005 Plan, see the “Executive Compensation—Outstanding Equity Awards at Fiscal Year End Table” above.

The closing market price for a share of our Common Stock as of March 15, 2010 was $2.58 per share.

Equity Compensation Plan Information

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants, in each case, as of March 15, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	1,520,136	$	N/A	3,945,641	(1)
Equity compensation plans not approved by stockholders	0		0	0

Total	1,520,136	$	N/A	3,945,641	(1)

Vote Required for Re-Approval of the Performance Criteria For the 2005 Plan

The Board of Directors believes that it is in the best interests of the Company and its stockholders to receive the full income tax deduction for performance-based compensation paid under the 2005 Plan. The Board is therefore asking the stockholders to re-approve the performance criteria for Performance-Based Awards set forth in the 2005 Plan.

All of the members of our Board of Directors are eligible for awards under the 2005 Plan and thus may have a personal interest in the approval of this proposal.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to re-approve the business criteria for Performance-Based Awards set forth in the 2005 Plan. Accordingly, broker non-votes will not affect the outcome of the vote on the proposal and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2009, and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2010. The Board is asking the stockholders to ratify the Audit Committee’s selection.

A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees of the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2009 and 2008 are as follows:

	Year Ended December 31
	2009	2008
Audit Fees	$1,086,168	$1,543,196
Audit-Related Fees	—	—
Tax Fees	—	4,280
All Other Fees	—	—

Total	$1,086,168	$1,547,476

Audit Fees

These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, the effectiveness of the Company’s internal controls as of December 31, 2009 and December 31, 2008, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

There were no audit-related fees billed for the fiscal years ended December 31, 2009 and December 31, 2008.

Tax Fees

These are the aggregate fees billed for tax services for the fiscal years ended December 31, 2009 and December 31, 2008, and relate to research and tax-related consultation. All of the tax fees were pre-approved by the Audit Committee.

Pre-Approval Policy

All audit and non-audit services for 2009 were pre-approved by the Audit Committee. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company and its subsidiaries officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company and its subsidiaries officers and directors regarding their compliance with the filing requirements, the Company believes that, in 2009, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Hete, Payne, Teets and Turner each filed one late Form 4 reporting one transaction.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2011 annual meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 12, 2010.

Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2011 annual stockholders’ meeting outside of the proxy statement process must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 11, 2010); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT ON FORM 10-K

If any person who was a beneficial owner of common stock of the Company on the record date for the 2010 Annual Stockholders’ Meeting desires additional copies of the Company’s Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

Executive Assistant
Telephone:	(937) 366-2296

We also make available free of charge the Company’s Report on Form 10-K through our Internet website at http://www.atsginc.com.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 11, 2010

This Proxy Statement is available at http://www.proxyvote.com.

OTHER MATTERS

Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of stockholders regarding reports of officers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE
Secretary

April 1, 2010
Wilmington, Ohio

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
AIR TRANSPORT SERVICES GROUP, INC. 145 HUNTER DRIVE WILMINGTON, OH 45177

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2010 the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees:
01 James E. Bushman 02 Randy D. Rademacher 03 Jeffrey A. Dominick

					For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal(s):

2 Company proposal to re-approve the business criteria under the Company’s Amended and Restated 2005 Long-Term Incentive Plan.					☐	☐	☐

3 Company proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2010.					☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — —

AIR TRANSPORT SERVICES GROUP, INC.

145 Hunter Drive, Wilmington, Ohio 45177

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2010

The stockholders(s) hereby appoint(s) James H. Carey and Jeffrey J. Vorholt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on May 11, 2010, at the Boyd Cultural Arts Center/Heiland Theatre, Wilmington College, 1870 Quaker Way, Wilmington, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND PROPOSALS 2 AND 3.

    Address change / comments

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side